Exhibit 10.1

EXECUTION COPY

[Information indicated with brackets has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed]

PNMAC GMSR ISSUER TRUST,

as Issuer

and

CITIBANK, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

and

PENNYMAC LOAN SERVICES, LLC,

as Administrator and Servicer

and

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC,

as Administrative Agent

and

THE LENDERS FROM TIME TO TIME PARTY HERETO

as Noteholders

SERIES 2023-GTL1 INDENTURE SUPPLEMENT AND LOAN AGREEMENT

Dated as of February 28, 2023

To

THIRD AMENDED AND RESTATED BASE INDENTURE

Dated as of April 1, 2020

MSR COLLATERALIZED PROMISSORY NOTES,
SERIES 2023-GTL1

Table of Contents

- i -

This SERIES 2023-GTL1 INDENTURE SUPPLEMENT AND LOAN AGREEMENT (this “Indenture Supplement”), dated as of February 28, 2023, is made by and among PNMAC GMSR ISSUER TRUST, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”), CITIBANK, N.A., a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”), as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), PENNYMAC LOAN SERVICES, LLC, a limited liability company organized under the laws of the State of Delaware (“PLS”), as administrator (in such capacity, the “Administrator”) and servicer (in such capacity, the “Servicer”), CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC (“CSFB”), a Delaware limited liability company, as administrative agent (the “Administrative Agent”), and the Lenders (as defined herein). This Indenture Supplement relates to and is executed pursuant to that certain Third Amended and Restated Base Indenture, dated as of April 1, 2020, including the schedules and exhibits thereto (as amended by Amendment No. 1, dated as of June 8, 2022, Amendment No. 2, dated as of June 9, 2022, and Amendment No. 3, dated as of February 7, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture” and together with this Indenture Supplement, the “Indenture”), among the Issuer, the Administrator, the Servicer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, Pentalpha Surveillance LLC, a Delaware limited liability company, as credit manager, CSFB, as Administrative Agent, and the “Administrative Agents” from time to time parties thereto, all the provisions of which are incorporated herein as modified hereby and shall be a part of this Indenture Supplement as if set forth herein in full.

Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Base Indenture, and the rules of interpretation set forth in Section 1.2 of the Base Indenture shall apply equally herein.

PRELIMINARY STATEMENT

WHEREAS, the Lenders desire to loan funds to the Issuer pursuant to the terms of this Indenture Supplement;

WHEREAS, the Issuer desires to borrow funds from the Lenders on the terms and conditions set forth in this Indenture Supplement and the Base Indenture;

WHEREAS, to evidence each aforementioned lending arrangement (the “Series 2023-GTL1 Loan”) in the form of a promissory note, the Lenders have requested and the Issuer has duly authorized the issuance of a Series of Term Notes, the Series 2023-GTL1 Promissory Term Notes (as defined below). The parties are entering into this Indenture Supplement to document the terms of the issuance of the Series 2023-GTL1 Promissory Term Notes pursuant to the Base Indenture, which provides for the issuance of Notes in multiple series from time to time; and

WHEREAS, the Lenders are also Noteholders and the Series 2023-GTL1 Promissory Term Notes are also Notes, and more specifically, a Series of Term Notes, as such terms are defined in the Base Indenture and shall be afforded the rights as set forth in the Base Indenture, including as such rights relate to the other Noteholders as described therein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Administrator, the Servicer, the Administrative Agent and the Lenders hereby agree as follows:

Section 1.               The Series 2023-GTL1 Loan and Creation of the Series 2023-GTL1 Promissory Term Notes.

To evidence the Series 2023-GTL1 Loan being provided by Lenders to Issuer hereunder on the Issuance Date, there are hereby created the Series 2023-GTL1 Promissory Term Notes, to be issued as a Series of Term Notes pursuant to the Base Indenture and this Indenture Supplement, to be known as “PNMAC GMSR Issuer Trust MSR Collateralized Promissory Notes, Series 2023-GTL1” (the “Series 2023-GTL1 Promissory Term Notes”). The Series 2023-GTL1 Promissory Term Notes will not be rated and shall be subordinated to the Series 2016-MBSADV1 Notes, the Series 2021-MBSADV1 Notes and Series 2023-MBSADV1 Notes. The Series 2023-GTL1 Promissory Term Notes will represent a single loan tranche, and the terms of the Series 2023-GTL1 Loan shall be represented by the Initial Note Balance (and each Lender’s Pro Rata Share thereof), Stated Maturity Date, Note Interest Rate and other terms as specified in this Indenture Supplement. The Series 2023-GTL1 Loan shall be secured by the Trust Estate Granted to the Indenture Trustee pursuant to the Base Indenture. The Indenture Trustee shall hold the Trust Estate as collateral security for the benefit of the Noteholders of all Series of Notes issued under the Base Indenture as described therein, including the Lenders, as Noteholders of the Series 2023-GTL1 Promissory Term Notes. In the event that any term or provision contained in this Indenture Supplement shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, with respect to the Series 2023-GTL1 Promissory Term Notes, the terms and provisions of this Indenture Supplement shall govern to the extent of such conflict.

Section 2.               Defined Terms.

With respect to the Series 2023-GTL1 Loan and in addition to or in replacement of the definitions set forth in Section 1.1 of the Base Indenture, the following definitions shall be assigned to the defined terms set forth below:

“Administrative Agent” means, (i) with respect to the provisions of this Indenture Supplement, CSFB, or an Affiliate or successor thereto, and (ii) with respect to the provisions of the Base Indenture, together CSFB and such other parties as set forth in any other Indenture Supplement, or a respective Affiliate or any respective successor thereto, and recognized as an Administrative Agent pursuant to the Base Indenture. For the avoidance of doubt, reference to “it” or “its” with respect to the Administrative Agent in this Indenture Supplement or in the Base Indenture shall mean “them” and “their,” and reference to the singular herein and therein in relation to the Administrative Agent will be construed as if plural.

“Advance Rate” means [**]%; provided, that, upon the occurrence of an Advance Rate Reduction Event, the Advance Rate will decrease by [****]% per month until the Advance Rate Reduction Event is cured in all respects subject to the satisfaction of the Administrative Agent, at which point the Advance Rate will revert to the value it had prior to the occurrence of such Advance Rate Reduction Event.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit A, with such amendments or modifications as may be approved by the Administrative Agent.

“Base Indenture” has the meaning assigned to such term in the Preamble.

“Benchmark” means, with respect to any Interest Accrual Period, initially Term SOFR; provided, that, if the Designated Transaction Representatives determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement as of the related Benchmark Reference Time on the Benchmark Determination Date.

“Benchmark Determination Date” means (i) for the first Payment Date and the related Interest Accrual Period following the Issuance Date, February 24, 2023, and (ii) for each Payment Date and the related Interest Accrual Period following the first Payment Date, means (1) if the Benchmark is Term SOFR, the SOFR Determination Date and (2) if the Benchmark is not Term SOFR, the date determined by the Designated Transaction Representatives in accordance with the Benchmark Replacement Conforming Changes for each Payment Date and the related Interest Accrual Period.

“Benchmark Reference Time” means, with respect to any determination of the Benchmark, (i) if the Benchmark is Term SOFR, the SOFR Determination Time and (ii) if the Benchmark is not Term SOFR, the time determined by the Designated Transaction Representatives in accordance with the Benchmark Replacement Conforming Changes for each Payment Date and the related Interest Accrual Period.

“Benchmark Replacement” means, the first applicable alternative set forth in the order below that can be determined by the Calculation Agent as of the applicable Benchmark Replacement Date:

(1)       the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)       the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)       the sum of: (a) the alternate rate of interest that has been selected in the sole and good faith discretion of the Designated Transaction Representatives as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated syndicated credit facilities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Designated Transaction Representatives as of the applicable Benchmark Replacement Date:

(1)       the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)       if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)       the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Designated Transaction Representatives giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, in connection with the determination of any Benchmark Transition Event or Benchmark Replacement Date or the adoption of any Benchmark Replacement, Unadjusted Benchmark Replacement or Benchmark Replacement Adjustment, any technical, administrative or operational changes (including changes to timing and frequency of determining rates and making payments of interest, changes to the definition of “Corresponding Tenor” and other administrative matters) that the Designated Transaction Representatives, in their sole and good faith discretion, decide may be appropriate to reflect such determination or adoption in a manner substantially consistent with the market practice (or, if the Designated Transaction Representatives decide that adoption of any portion of such market practice is not administratively feasible or if the Designated Transaction Representatives determine that no such market practice exists, in such other manner as the Designated Transaction Representatives determine is reasonably necessary), in each case as notified to the Indenture Trustee, the Calculation Agent and the Administrative Agent at least twenty (20) calendar days prior to the posting of such Benchmark Replacement Conforming Changes with the Payment Date Report notifying the other Lenders of such changes and such Benchmark Replacement Conforming Changes taking effect, which such changes shall automatically become effective without further action on behalf of any party (upon being provided with such Payment Date Report). The Benchmark Replacement Conforming Changes will be prepared by the Designated Transaction Representatives and delivered to the Indenture Trustee and Calculation Agent for posting with the Payment Date Report.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to then current Benchmark (including the daily published component used in the calculation thereof):

(1)       in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the relevant Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)       in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

If the Designated Transaction Representatives determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Benchmark Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement shall replace the then-current Benchmark for all purposes with respect to the Series 2023-GTL1 Loan in respect of such determination on such date and all determinations on all subsequent dates.

For the avoidance of doubt, if the event that gives rise to the applicable Benchmark Replacement Date occurs on the same day as, but earlier than, the Benchmark Reference Time in respect of any determination, the Benchmark Replacement Date shall be deemed to have occurred prior to the Benchmark Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)       a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)       a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)       a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corporate Trust Office” means the corporate trust offices of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Issuer shall be administered, which offices at the Issuance Date are located at Citibank, N.A., Agency & Trust, 388 Greenwich Street, Trading, New York, NY 10013, Attention: PNMAC GMSR Issuer Trust MSR Collateralized Notes, and, with respect to Note transfer, exchange or surrender purposes, Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Agency & Trust – PNMAC GMSR Issuer Trust MSR Collateralized Notes.

“Corresponding Tenor” means a tenor (including overnight) having the length (disregarding any business day adjustment) of 30 days or one month, and with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.

“Cumulative Interest Shortfall Amount Rate” means [****]% per annum.

“Default Supplemental Fee” means, under this Indenture Supplement and each Payment Date during the Full Amortization Period and on the date of final payment of the Series 2023-GTL1 Loan (if the Full Amortization Period is continuing on such final payment date), a fee equal to (1) the related Cumulative Default Supplemental Fee Shortfall Amount, plus (2) the product of:

(i) the Default Supplemental Fee Rate;

(ii) the average daily loan amount represented by the average daily Note Balance since the prior Payment Date of the Series 2023-GTL1 Promissory Term Notes; and

(iii) a fraction, the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the commencement of the Full Amortization Period) to but excluding such Payment Date and the denominator of which equals 360.

“Default Supplemental Fee Rate” means [****]% per annum.

“Designated Transaction Representatives” means the Series Required Noteholders.

“Early Amortization Event” occurs with respect to the Series 2023-GTL1 Promissory Term Notes when:

(i)        the amount currently funded with respect to all Series of VFNs, measured individually, by a Noteholder of an MBS Advance VFN is less than $[**********];

(ii)       an Advance Rate Reduction Event has occurred and has been continuing for [*] consecutive months; or

(iii)       the unpaid principal balance of the Portfolio is less than $[**************].

“Early Amortization Event Payment Amount” means, with respect to the Series 2023-GTL1 Promissory Term Notes, the sum of (i) one-thirty-sixth (1/36) of the outstanding loan amount represented by the Note Balance of the Series 2023-GTL1 Promissory Term Notes as of the date on which an Early Amortization Event occurs and (ii) the product of (a) the Series Allocation Percentage of the Series 2023-GTL1 Promissory Term Notes and (b) the amounts in the Collection and Funding Account that are designated as “Advance Rate Reduction Event Reserve Amounts” on such Payment Date, if applicable.

“Early Termination Event” means, with respect to the Series 2023-GTL1 Loan, not applicable.

“Early Termination Event Payment Amount” means, with respect to the Series 2023-GTL1 Loan, not applicable.

“Eligible Assignee” means (i) any Affiliate of a Lender, (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is a “qualified institutional buyer” (as defined under Rule 144A), that extends credit or buys loans as one of its businesses and that has total assets in excess of $100,000,000, and (iii) any other Person (other than a natural Person) approved by the Administrator that has total assets in excess of $100,000,000.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter” means, a Fee Letter, dated as of February 28, 2023, by the Administrative Agent and accepted and agreed to by the Issuer and Company.

“Indenture” has the meaning assigned to such term in the Preamble.

“Indenture Supplement” has the meaning assigned to such term in the Preamble, which such Indenture Supplement, for the avoidance of doubt, constitutes a Transaction Document.

“Initial Note Balance” means, with respect to the Series 2023-GTL1 Promissory Term Notes representing the Series 2023-GTL1 Loan, $680,000,000. The Initial Note Balance and any subsequent Note Balance may be increased from time to time as set forth in Section 11(a). Each Lender’s Pro Rata Share of the Note Balance shall be reflected in Exhibit B hereto, as such Exhibit may be updated from time to time by the Administrator with the consent of the Administrative Agent. To the extent Exhibit B is updated, PLS shall promptly deliver the updated Exhibit B to the Paying Agent and the Lenders.

“Interest Accrual Period” means, for the Series 2023-GTL1 Promissory Term Notes, (i) with respect to the first Payment Date, the period that will commence on the Issuance Date and will end on the day immediately preceding the Payment Date in March 2023, and (ii) with respect to any subsequent Payment Dates, the period that will commence on the immediately preceding Payment Date and end on the day immediately preceding the current Payment Date. The Interest Payment Amount for the Series 2023-GTL1 Promissory Term Notes for each Payment Date will be calculated based on the Interest Day Count Convention. The first Payment Date with respect to the Series 2023-GTL1 Promissory Term Notes will be March 27, 2023.

“Interest Day Count Convention” means the actual number of days in the related Interest Accrual Period divided by 360.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment, (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuance Date” means February 28, 2023.

“Lender” means each Person listed on the signature pages to this Indenture Supplement as a Noteholder and other Lenders added from time to time, together with their successors, and any “Assignee” who becomes a lender hereunder pursuant to an Assignment Agreement as set forth in Section 7(c) hereof, other than any such Person that ceases to be a Lender pursuant to this Indenture Supplement.

“Margin” means, for the Series 2023-GTL1 Promissory Term Notes representing the Series 2023-GTL1 Loan, [****]% per annum.

“Note Interest Rate” means, for the Series 2023-GTL1 Promissory Term Notes representing the Series 2023-GTL1 Loan, with respect to any Interest Accrual Period, the sum of (a) the Benchmark plus (b) the applicable Margin.

“Optional Extension Date” means February 25, 2028.

“PLS” has the meaning assigned to such term in the Preamble.

“Pro Rata Share” means, with respect to a Lender's right to receive payments of interest, fees and principal with respect to the Series 2023-GTL1 Loan and all other rights, obligations and matters concerning the Lenders, the percentage obtained by dividing (i) the sum of the unpaid principal amount of such Lender’s portion of the Series 2023-GTL1 Loan by (ii) the sum of the aggregate unpaid principal amount of the Series 2023-GTL1 Loan.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Scheduled Principal Payment Amount” means, with respect to any Payment Date following a Scheduled Principal Payment Event, an amount equal to the sum of the Series Principal Payment Amounts due and payable on each Series of Term Notes then outstanding, including the Series 2023-GTL1 Loan represented by the Series 2023-GTL1 Promissory Term Notes.

“Scheduled Principal Payment Events” means, for any Payment Date with respect to the Series 2023-GTL1 Promissory Term Notes, a Series Principal Payment Amount will be due on a one-time basis on any Payment Date following the occurrence of any of the following events (each, a “Scheduled Principal Payment Event”):

(i)         the unpaid principal balance of the Portfolio is less than $[**************]and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(ii)        the unpaid principal balance of the Portfolio is less than $[**************]and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(iii)       the unpaid principal balance of the Portfolio is less than $[**************]and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(iv)       the unpaid principal balance of the Portfolio is less than $[**************]and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(v)       the unpaid principal balance of the Portfolio is less than $[**************]n and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(vi)      the unpaid principal balance of the Portfolio is less than $[**************]and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(vii)     the unpaid principal balance of the Portfolio is less than $[**************]and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(viii)     the unpaid principal balance of the Portfolio is less than $[**************]and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date;

(ix)       the unpaid principal balance of the Portfolio is less than $[**************]and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date; or

(x)        the unpaid principal balance of the Portfolio is less than $[**************]and a Borrowing Base Deficiency exists as of the close of business on the last day of the related Collection Period, prior to the paydown of the VFN Principal Balance of any Outstanding Class of VFNs from the preceding Payment Date.

“Series 2023-GTL1 Loan” has the meaning assigned to such term in Preliminary Statement of this Indenture Supplement.

“Series 2023-GTL1 Promissory Term Notes” has the meaning assigned to such term in Section 1 of this Indenture Supplement.

“Series Principal Payment Amount” means, upon the occurrence of a Scheduled Principal Payment Event, an amount equal to the product of (i) the Series Allocation Percentage of the Series 2023-GTL1 Promissory Term Notes and (ii) the product of (a) $[*************], (b) the Market Value Percentage (as calculated using clause (b)(ii) of the definition thereof) and (c) the related Advance Rate in respect of the Series 2023-GTL1 Loan.

“Series Required Noteholders” means, for so long as the Series 2023-GTL1 Promissory Term Notes are Outstanding, Noteholders of the Series 2023-GTL1 Promissory Term Notes constituting the Majority Noteholders of such Series, which, for the avoidance of doubt will be the Lenders whose Pro Rata Share of the Series 2023-GTL1 Loan is greater than 50% of the outstanding aggregate Series 2023-GTL1 Loan amount.

“SOFR” means, with respect to any day, the greater of (i) the secured overnight financing rate published for such day by the Federal Reserve Bank of New York (or a successor administrator), as the administrator of the benchmark on the Federal Reserve Bank of New York’s Website (or such successor administrator’s website) and (ii) 0%.

“SOFR Determination Date” means the second U.S. Government Securities Business Day before each Interest Accrual Period begins.

“SOFR Determination Time” means 3:00 p.m. (New York time) on a U.S. Government Securities Business Day, at which time Term SOFR is published on the Federal Reserve Bank of New York’s Website.

“Specified Call Premium Amount” means, as of any date of determination, the greater of (i) $0 and (ii) the product of (a) the quotient of (1) the product of (x) the Note Interest Rate multiplied by (y) the outstanding Note Balance of the Series 2023-GTL1 Loan being prepaid divided by (2) [***] multiplied by (b) the difference between (1) [***] and (2) the number of days from and including the date the Series 2023-GTL1 Promissory Term Notes were issued through and including the date on which the Series 2023-GTL1 Loan is prepaid and the Series 2023-GTL1 Promissory Term Notes are redeemed.

“Stated Maturity Date” means the Payment Date in February 2028, or upon exercise of the Optional Extension, the Payment Date in February 2029, as further described in Section 6 hereof.

“Step-Up Fee” means, under this Indenture Supplement and each Payment Date during the Step-Up Fee Period and on the date of final payment of the Series 2023-GTL1 Loan (if the Step-Up Fee Period is continuing on such final payment date), a fee equal to (1) the related Cumulative Step-Up Fee Shortfall Amount plus (2) the product of (i) the Step-Up Fee Rate, (ii) the average daily outstanding loan amount represented by the Note Balance since the prior Payment Date of the Series 2023-GTL1 Promissory Term Notes until such Payment Date or date of final payment and (iii) a fraction, (A) the numerator of which is the number of days elapsed from and including the prior Payment Date (or, if later, the commencement of the Step-Up Fee Period) to but excluding such Payment Date, and (B) the denominator of which equals 360.

“Step-Up Fee Period” means, upon exercise of the Optional Extension, the period that begins on the Optional Extension Date and ends on the date on which the Series 2023-GTL1 Loan has been paid in full and the Series 2023-GTL1 Promissory Term Notes are no longer outstanding.

“Step-Up Fee Rate” means [****]% per annum during the Optional Extension Term.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body as may initially be increased or decreased by a spread adjustment value that is either (i) set or recommended by the Relevant Governmental Body for such term rate or (ii) determined in accordance with the methodology endorsed by the Relevant Governmental Body for such term rate.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the applicable Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“WSFS” has the meaning assigned to such term in Section 15 hereof.

Section 3.               Form of the Series 2023-GTL1 Promissory Term Notes; Transfer Restrictions.

(a)        The form of Definitive Rule 144A Note that may be used to evidence the Series 2023-GTL1 Loan in the circumstances described in Section 5.2(c) of the Base Indenture is attached to the Base Indenture as Exhibit A-2.

(b)        The Series 2023-GTL1 Promissory Term Notes shall not have a CUSIP or other identifying number and any assignment thereof or any interest therein shall be subject to the restrictions described in Section 7 and shall bear a legend referring to such transfer restrictions.

(c)        The Series 2023-GTL1 Promissory Term Notes will be issued in an aggregate amount equal to the Initial Note Balance, and each Series 2023-GTL1 Promissory Term Note will reflect the related Lender’s Pro Rata Share of such amount. The Series 2023-GTL1 Promissory Term Notes will be issued in minimum denominations of $30,000,000 and integral multiples of $1 in excess thereof.

Section 4.               Payments and Allocation of Funds on Payment Dates; No Series Reserve Account.

(a)        Except as otherwise expressly set forth herein, all payments made on the Series 2023-GTL1 Promissory Term Notes, including those made on each Payment Date in accordance with Section 4.5 of the Base Indenture, shall be made by the Paying Agent to the Administrative Agent on behalf of the Lenders. Upon receipt of any such amounts from the Paying Agent, the Administrative Agent shall allocate each Lender’s Pro Rata Share of such amounts to the related Lender in accordance with the related wire instructions set forth on Exhibit B. Each Lender confirms the Paying Agent will make such payments to the Administrative Agent described in this Section 4(a) in accordance with the wire instructions set forth in Schedule 5 of the Base Indenture.

(b)       There will be no Series Reserve Account for the Series 2023-GTL1 Promissory Term Notes.

(c)       The Administrative Agent and the Issuer further confirm that the Series 2023-GTL1 Loan shall be certificated at the request of the Lenders and the Series 2023-GTL1 Promissory Term Notes issued on the Issuance Date pursuant to this Indenture Supplement shall represent such Series 2023-GTL1 Loan and shall be issued in the name of the related Lender set forth on Exhibit B with respect to the Pro Rata Share of the Series 2023-GTL1 Loan as set forth therein.

(d)       The Issuer and the Administrative Agent hereby direct the Indenture Trustee to issue the Series 2023-GTL1 Promissory Term Notes in the name of each Lender set forth in Exhibit B hereto in the amount of the Pro Rata Share set forth therein.

Section 5.               Optional Redemption and Refinancing.

(a)       The Issuer may, at any time, subject to Section 13.1 of the Base Indenture, upon at least five (5) Business Days’ prior written notice to the Administrative Agent, the Indenture Trustee and the Lenders, prepay the Series 2023-GTL1 Loan and redeem in whole or in part and/or terminate and cause retirement of the Series 2023-GTL1 Promissory Term Notes (so long as, in the case of any partial prepayment and redemption, such prepayment and redemption is funded using the proceeds of the issuance and sale of one or more new Classes of Notes or from any other cash or funds of PLS and not Collections on the MSRs). In anticipation of a prepayment of the Series 2023-GTL1 Loan and a redemption of the Series 2023-GTL1 Promissory Term Notes at the end of their Revolving Period, the Issuer may issue a new Series or one or more Classes of Notes within the ninety (90) day period prior to the end of such Revolving Period and reserve all or a portion of the cash proceeds of the issuance for the sole purpose of paying the principal balance and all accrued and unpaid interest on the Series 2023-GTL1 Loan, on the last day of their Revolving Period.

(b)       If the Issuer prepays the Series 2023-GTL1 Loan and redeems the Series 2023-GTL1 Promissory Term Notes within 6 months from and including the Issuance Date (the “Early Redemption Date”), the Issuer shall pay to the Lenders as part of the Redemption Amount an amount equal to the Specified Call Premium Amount on the Early Redemption Date for such Series.

Section 6.               Optional Extension of Stated Maturity Date.

The Administrator, on behalf of the Issuer, may, by written notice to the Administrative Agent and the Indenture Trustee, exercise one one-year extension of the Stated Maturity Date. The optional extension (the “Optional Extension”) request must be made at least fifteen (15) days prior to the Optional Extension Date. To the extent the Administrator has exercised the Optional Extension and the term of the Acknowledgment Agreement has been extended through at least February 26, 2029, the Stated Maturity Date will be extended on the Optional Extension Date such that, after giving effect to such extension, the Stated Maturity Date will be one (1) year after the Stated Maturity Date in effect immediately prior to exercise of the Optional Extension (the “Optional Extension Term”). The Stated Maturity Date of the Series 2023-GTL1 Loan cannot be extended past the date which is one (1) year following the initial Stated Maturity Date in effect immediately prior to exercise of the Optional Extension. Upon exercise of the Optional Extension, during the Step-Up Fee Period, the Step-Up Fee will apply.

Section 7.               Assignment.

(a)        Each Series 2023-GTL1 Promissory Term Note is a promissory note evidencing an interest in a loan, and is not registered under the 1933 Act, or the securities laws of any other jurisdiction, and any transfer or assignment of an interest in the Series 2023-GTL1 Loan represented by the Series 2023-GTL1 Promissory Term Notes will not require registration or qualification. A Lender may sell, assign, pledge or transfer its beneficial interest in the Series 2023-GTL1 Loan under this Indenture Supplement to any person that such Lender reasonably believes is, and who has certified that it is an, Eligible Assignee, who also satisfies the provisions set forth in Section 6.5 of the Base Indenture, with the prior written consent of the Administrator; provided, that, any Lender may sell, assign, pledge or transfer its beneficial interest in the Series 2023-GTL1 Loan under this Indenture Supplement to any Person meeting the criteria of clause (i) of the definition of the term “Eligible Assignee,” who also satisfies the provisions set forth in Section 6.5 of the Base Indenture, upon providing fourteen (14) calendar days prior written notice to the Issuer, the Administrator, the Indenture Trustee and the Administrative Agent and satisfaction of the other transfer provisions set forth in the Base Indenture with respect to such Series 2023-GTL1 Promissory Term Note. An assigning Lender and the assignee lender shall execute and deliver to the Issuer, the Administrator, the Indenture Trustee and the Administrative Agent an Assignment Agreement, together with such other documentation required for transfers of Notes or required by any Noteholder pursuant to the Base Indenture.

(b)       A Lender, upon execution and delivery hereof or, upon executing and delivering an Assignment Agreement, any assignee Lender, as the case may be, represents and warrants as of such date that (i) in the case of an assignee Lender, it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the Series 2023-GTL1 Loan; (iii) it will make or invest in, as the case may be, the Series 2023-GTL1 Loan for its own account in the ordinary course of its business and without a view to distribution of such loans within the meaning of the 1933 Act or the 1934 Act or other federal securities laws (it being understood that, subject to the provisions of this Section 7, the disposition of the Series 2023-GTL1 Loan or any interests therein shall at all times remain within its exclusive control); and (iv) such Lender is in compliance with all U.S. economic sanctions laws, executive orders and implementing regulations as promulgated by the Office of Foreign Assets Control of the U.S. Department of the Treasury, including with regard to the source of funds used to make the Series 2023-GTL1 Loan.

(c)       Subject to the terms and conditions of this Section 7 and the provisions of the Base Indenture, as of the effective date of the applicable Assignment Agreement:

(i)           the assignee thereunder shall have the rights and obligations of the “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto, a Noteholder and the “Lender” for all purposes hereof;

(ii)          the assigning Lender thereunder shall relinquish its rights and be released from its obligations hereunder and such Lender shall cease to be a party hereto;

(iii)         the assigning Lender shall surrender the Series 2023-GTL1 Promissory Term Note to the Indenture Trustee for cancellation and exchange in accordance with the provisions of the Base Indenture; and

(iv)        to the extent the Administrative Agent is informed of an assignment and such relevant information necessary to update Exhibit B is provided to the Administrative Agent, the Administrative Agent shall provide an updated Exhibit B.

(d)        A Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Indenture Supplement to secure obligations of such Lender; provided that no such pledge or assignment of a security interest shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto and such pledge or assignment of a security interest is subject to the Acknowledgment Agreement.

(e)       Participations.

(i)           A Lender may, in the ordinary course of its business and in accordance with requirements of law, at any time (and from time to time) sell to one or more banks or other entities (each a “Participant”), participating interests in the Series 2023-GTL1 Loan. In the event of any such sale by a Lender of a participating interest to a Participant: (i) such Lender’s obligations hereunder and under the other Transaction Documents shall remain unchanged; (ii) such Lender shall remain solely responsible hereunder for the performance of such obligations; and (iii) such Lender shall remain the owner of its Pro Rata Share of the Series 2023-GTL1 Loan and the Noteholder of the Series 2023-GTL1 Promissory Term Note issued to it in evidence thereof for all purposes under the Transaction Documents. All amounts payable under this Indenture Supplement and the Transaction Documents shall be determined as if such Lender had not sold such participating interests. The parties hereto and Lenders shall continue to deal solely and directly with each other in connection with Lenders’ rights and obligations under this Indenture Supplement and the Transaction Documents. Each Lender shall, acting solely for this purpose as agent of the Issuer, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Series 2023-GTL1 Loan, the Series 2023-GTL1 Promissory Term Notes or other obligations under the Transaction Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any other information relating to a Participant’s interest in any commitments, the Series 2023-GTL1 Loan, the Series 2023-GTL1 Promissory Term Notes, letters of credit or other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, the Series 2023-GTL1 Loan, the Series 2023-GTL1 Promissory Term Notes, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Indenture Supplement notwithstanding any notice to the contrary. For avoidance of doubt, neither the Administrative Agent (in its capacity as Administrative Agent) nor the Indenture Trustee (in any of its capacities) shall have any responsibility for maintaining a Participant Register.

(ii)           Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Transaction Documents to the extent Lender approval is required under a Transaction Document for such amendment, modification or waiver; provided, that any amendment, modification, or waiver with respect the Series 2023-GTL1 Loan in which such Participant has an interest which (i) forgives principal, interest, or fees or reduces the interest rate, principal amount or fees payable with respect to the Series 2023-GTL1 Loan, (ii) extends the Stated Maturity Date, (iii) increases the Note Balance, (iv) postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, the Series 2023-GTL1 Loan or (v) releases all or substantially all of the Collateral (other than as expressly permitted pursuant to the Transaction Documents), may, in each such case, require the consent of the Participants. The Indenture Trustee (in any of its capacities) has no obligation to verify that any required Participant consent has been obtained and is entitled to rely on a certification from a Lender that the required Participant consents, if applicable, have been obtained.

(f)        Pursuant to Section 6.5 of the Base Indenture, the Indenture Trustee shall serve as the Note Registrar and maintain a Note Register in which it enters the name and address of each Lender as a Noteholder of the Series 2023-GTL1 Promissory Term Notes and the principal amounts (and stated interest) of each Noteholder’s interest in the Series 2023-GTL1 Promissory Term Notes. It is intended that the Series 2023-GTL1 Promissory Term Notes will be in registered form for purposes of Section 5f.103-1(c) of the United States Treasury Regulations.

Section 8.               Conditions Precedent Satisfied.

The Issuer hereby represents and warrants to each Lender and the Indenture Trustee that, as of the Issuance Date each of the conditions precedent set forth in the Base Indenture, including those conditions precedent set forth in Section 6.10(b) of the Base Indenture and Article XII thereof, as applicable, to the issuance of the Series 2023-GTL1 Promissory Term Notes and each of the conditions precedent set forth in Schedule I hereto have been satisfied or waived in accordance with the terms thereof.

Section 9.               Representations and Warranties.

(a)       The Issuer, the Administrator, the Servicer and the Indenture Trustee hereby restate as of the related Issuance Date, or as of such other date as is specifically referenced in the body of such representation and warranty, all of the representations and warranties set forth in Sections 9.1, 10.1 and 11.14, respectively, of the Base Indenture.

(b)       PLS hereby represents and warrants that it is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of PLS to perform its duties under any Transaction Document to which it is a party, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material adverse effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

Section 10.            Determination of Note Interest Rate and Benchmark.

(a)        At least one (1) Business Day prior to each Determination Date, the Calculation Agent shall calculate the Note Interest Rate for the related Interest Accrual Period and the Interest Payment Amount for the Series 2023-GTL1 Loan for the upcoming Payment Date, and include a report of such amount in the related Payment Date Report.

(b)        On each Benchmark Determination Date, the Calculation Agent will calculate the Benchmark for a one-month period for the succeeding Interest Accrual Period for the related Series 2023-GTL1 Loan on the basis of the procedures specified in the definition of “Benchmark.”

(c)        In connection with the implementation of a Benchmark Replacement, the Designated Transaction Representatives will have the right from time to time to make Benchmark Replacement Conforming Changes as described in the definition thereof.

(d)       Written notice or materials relating to the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes received by the Paying Agent in a format suitable for posting shall be posted with the relevant Payment Date Report. Notwithstanding anything in the Base Indenture, any Indenture Supplement or any other Transaction Document to the contrary, upon such information being provided with the Payment Date Report, the Base Indenture, any Indenture Supplement or any other relevant Transaction Document, as applicable, shall be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes without further compliance with the amendment provisions of the Base Indenture, any Indenture Supplement or any other relevant Transaction Document.

(e)        Any determination, decision or election that may be made by the Designated Transaction Representatives in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, shall be conclusive and binding absent manifest error, may be made in the Designated Transaction Representatives’ sole and good faith discretion, and, notwithstanding anything to the contrary in the Transaction Documents, shall become effective without consent from any other party. The Designated Transaction Representatives shall provide notice of any determination, decision or election made by the Designated Transaction Representatives in connection with a Benchmark Transition Event or a Benchmark Replacement as described above at least twenty (20) days prior to the proposed posting of such changes with the related Payment Date Report. None of the Issuer, Owner Trustee, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Administrator, the Designated Transaction Representatives, the Administrative Agent, the Servicer or any other transaction party will have any liability for any determination made by or on behalf of the Issuer by any party, including the Designated Transaction Representatives or any action or inaction by the Administrative Agent, in connection with a Benchmark Transition Event, any Benchmark Replacement Date, the determination of or a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes as described above, and each Lender as Noteholder of the Series 2023-GTL1 Promissory Term Notes, by its acceptance of a Note or a beneficial interest in a Note, shall be deemed to waive and release any and all claims against any of the Issuer, Owner Trustee, the Indenture Trustee, the Calculation Agent, the Securities Intermediary, the Administrator, the Designated Transaction Representatives, the Administrative Agent or the Servicer relating to any such determinations.

(f)        The establishment of the Benchmark by the Calculation Agent and the Designated Transaction Representatives, as applicable, and the Calculation Agent’s subsequent calculation of the Benchmark, the Note Interest Rate and the Interest Payment Amount on the Series 2023-GTL1 Loan for the relevant Interest Accrual Period based on the determination made by the Designated Transaction Representatives, in the absence of manifest error, will be final and binding.

(g)        No Designated Transaction Representative or any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it under or in connection with this Indenture Supplement or the other Transaction Documents in their capacity as Designated Transaction Representatives, other than action or inaction undertaken with gross negligence, willful misconduct or bad faith. Without limiting the foregoing and notwithstanding any understanding to the contrary, no other Lender shall have any right of action whatsoever against a Designated Transaction Representative as a result of such Designated Transaction Representative acting or refraining from acting under this Indenture Supplement, the Series 2023-GTL1 Loan or any of the other Transaction Documents in its own interests or otherwise, other than as a result of gross negligence, willful misconduct or bad faith by such Designated Transaction Representative.

Section 11.           Amendments.

(a)        Notwithstanding any provisions to the contrary in Article XII of the Base Indenture but subject to the provisions set forth in Sections 12.1, 12.2 and 12.3 of the Base Indenture, without the consent of the Lenders, as Noteholders of the Series 2023-GTL1 Promissory Term Notes, or the Noteholders of any Notes but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer (solely in the case of any amendment that adversely affects the rights or obligations of the Servicer or adds new obligations or increases existing obligations of the Servicer), and the Administrative Agent, at any time and from time to time, upon delivery of an Issuer Tax Opinion and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have a material Adverse Effect, may amend any Transaction Document for any of the following purposes: (i) to correct any mistake or typographical error or cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision therein or in any other Transaction Document; (ii) to amend any other provision of this Indenture Supplement; or (iii) with prior notice to each Note Rating Agency that is then rating any Outstanding Notes, to increase the Note Balance from time to time to add additional Lenders or increase the Note Balance of the Notes held by existing Lenders with respect to the Series 2023-GTL1 Loan funded by such Lender. Further, the Lenders are deemed to consent to any amendments made to the Transaction Documents as a result of amendments to the Acknowledgment Agreement that Ginnie Mae and the Servicer agree to effect from time to time or changes that Ginnie Mae may make to the Ginnie Mae Guide from time to time.

(b)       Notwithstanding any provisions to the contrary in Section 6.10 or Article XII of the Base Indenture except for amendments otherwise permitted as described in Sections 12.1 and 12.2 of the Base Indenture and in the immediately preceding paragraph, no supplement, amendment or indenture supplement entered into with respect to the issuance of a new Series of Notes or pursuant to the terms and provisions of Section 12.2 of the Base Indenture may, without the consent of the Series Required Noteholders, supplement, amend or revise any term or provision of this Indenture Supplement; provided, that, with respect to the following amendments, the consent of each Lender of each Outstanding Series 2023-GTL1 Promissory Term Note materially and adversely affected thereby shall be required:

(i)	any change to the scheduled payment date of any payment of interest on the Series 2023-GTL1 Loan funded by such Lender, or change a Payment Date or Stated Maturity Date of the related Note held by such Lender;

(ii)	any reduction of the Note Balance of, or the Note Interest Rate, the Step-Up Fee Rate or the Default Supplemental Fee Rate on any Notes held by such Lender, or change the method of computing the Note Balance or Note Interest Rate in a manner that is adverse to such Lender;

(iii)	any impairment of the right to institute suit for the enforcement of any payment on any Note held by such Lender;

(iv)	any reduction of the percentage of Noteholders of the Outstanding Notes (or of the Outstanding Notes of any Series or Class), for which consent is required for any such amendment, or the consent of whose Noteholders is required for any waiver of compliance with the provisions of the Indenture or any Indenture Supplement or of defaults thereunder and their consequences, provided for in the Base Indenture or any Indenture Supplement;

(v)	any modification or any amendment of the Indenture, except to increase any percentage of Noteholders required to consent to any such amendment or to provide that other provisions of the Indenture or any Indenture Supplement cannot be modified or waived without the consent of the Noteholders adversely affected thereby;

(vi)	any modification to permit the creation of any lien or other encumbrance on the collateral that is prior to the lien in favor of the Indenture Trustee for the benefit of the Noteholders;

(vii)	any modification to change the method of computing the amount of principal of, or interest on, any Note held by such Lender on any date;

(viii)	any modification to increase any Advance Rates in respect of Notes held by such Lender or eliminate or decrease any collateral value exclusions in respect of Notes held by such Lender;

(ix)	any change, modification or waiver of any Scheduled Principal Payment Amount; or

(x)	any change or modification of the definition of Scheduled Principal Payment Event;

provided, that, written notice of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement and the making of any Benchmark Replacement Conforming Changes received by the Paying Agent in a format suitable for posting shall be posted with the relevant Payment Date Report, and notwithstanding anything in the Base Indenture, any Indenture Supplement or any other Transaction Document to the contrary, upon such information being provided with such Payment Date Report, the Base Indenture, any Indenture Supplement or any other relevant Transaction Document, as applicable, shall be deemed to have been amended to reflect the new Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes without further compliance with the amendment provisions of the Base Indenture, any Indenture Supplement or any other relevant Transaction Document.

(c)              For the avoidance of doubt, the consent of the Servicer is not required for (i) the waiver of any Event of Default or (ii) any other modification or amendment to any Event of Default except those related to the actions and omissions of the Servicer.

(d)              For the avoidance of doubt, the Issuer and the Administrator hereby covenant that the Issuer shall not issue any future Series of Notes without designating an entity to act as “Administrative Agent” under the related Indenture Supplement with respect to such Series of Notes.

(e)              Any amendment of this Indenture Supplement which affects the rights, duties, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.

(f)               If, in connection with any proposed amendment, waiver or consent requiring the consent of each Noteholder or each Noteholder materially and adversely affected thereby, the consent of the Series Required Noteholders is obtained, but the consent of other necessary Noteholders is not obtained (any such Noteholder whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then PLS may direct the Issuer to (x) redeem such Non-Consenting Lender’s Series 2023-GTL1 Promissory Term Note(s) at par value and pay to such Non-Consenting Lender in same day funds on the day of such redemption all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Issuer hereunder to and including the date of termination and, upon such payment, such Non-Consenting Lender shall be immediately terminated without further action from any Person or (y) replace any Non-Consenting Lender as a Lender to this Indenture Supplement; provided, that, concurrently with such replacement described in clause (y) above (i) another bank or other entity which is reasonably satisfactory to the Issuer shall agree, as of such date, to purchase at par value as set forth in and subject to an Assignment Agreement and to become a Lender for all purposes under this Indenture Supplement and to assume all obligations of the Non-Consenting Lender and to comply with Section 3 and (ii) the Issuer shall cause to be paid to such Non-Consenting Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Issuer hereunder to and including the date of termination and, upon such payment, such Non-Consenting Lender shall be immediately terminated without further action from any Person.

Section 12.           Counterparts.

This Indenture Supplement may be executed in any number of counterparts and all of such counterparts shall together constitute one and the same instrument. The parties agree that this Indenture Supplement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Indenture Supplement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq, Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999 and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention.

Section 13.           Entire Agreement.

This Indenture Supplement, together with the Base Indenture incorporated herein by reference and the related Transaction Documents, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.

Section 14.           Limited Recourse.

Notwithstanding any other terms of this Indenture Supplement, the Series 2023-GTL1 Loan, the Series 2023-GTL1 Promissory Term Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Series 2023-GTL1 Promissory Term Notes, this Indenture Supplement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture Supplement, none of the Lenders, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of this Indenture Supplement or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Series 2023-GTL1 Loan or this Indenture Supplement. It is understood that the foregoing provisions of this Section 14 shall not (a) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate, including without limitation, the PC Guaranty and the PMT Guaranty or (b) save as specifically provided therein, constitute a waiver, release or discharge of the Series 2023-GTL1 Loan or any indebtedness or obligation evidenced by the Series 2023-GTL1 Promissory Term Notes or secured by this Indenture Supplement. It is further understood that the foregoing provisions of this Section 14 shall not limit the right of any Person to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under this Indenture Supplement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 15.           Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) each of this Indenture Supplement and the Series 2023-GTL1 Promissory Term Notes is executed and delivered by Wilmington Savings Fund Society, FSB (“WSFS”), not individually or personally, but solely in its capacity as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it thereunder, (b) each of the representations, warranties, undertakings, obligations and agreements herein or in the Series 2023-GTL1 Promissory Term Notes made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings, obligations and agreements by WSFS, but is made and intended for the purpose of binding only, and is binding only on, the Issuer, (c) nothing contained herein or in the Series 2023-GTL1 Promissory Term Notes shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant or obligation of the Issuer, either expressed or implied, contained herein or therein, all such liability, if any, being expressly waived by the parties hereto or thereto and by any Person claiming by, through or under the parties hereto or thereto, (d) WSFS has not made and will not make any investigation as to the accuracy or completeness of any representations or warranties made by the Issuer in this Indenture Supplement, the Series 2023-GTL1 Promissory Term Notes or any related document delivered pursuant hereto and (e) under no circumstances shall WSFS, be personally liable for the payment of any indebtedness, indemnities or expenses of the Issuer or be liable for the performance, breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer or by WSFS, as Owner Trustee on behalf of the Issuer under this Indenture Supplement, the Series 2023-GTL1 Promissory Term Notes or any other related documents, as to all of which recourse shall be had solely to the assets of the Issuer.

Section 16.           No Note Rating.

Neither the Series 2023-GTL1 Loan nor the Series 2023-GTL1 Promissory Term Notes are rated by any Note Rating Agency.

Section 17.           No Compliance with EU Securitization Regulation and UK Securitization Regulation Due Diligence Requirements.

None of the Issuer, the Administrator, the Servicer, nor any other party to the transaction described in this Indenture Supplement, nor any other party to the transaction described in this Indenture Supplement will take any action that may be required by any prospective Lender or Noteholder for the purposes of its compliance with any requirement of (A) European Union Regulation 2017/2402 (the “EU Securitization Regulation”) or (B) Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the UK European Union (Withdrawal) Act 2018, and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (the “UK Securitization Regulation”). In particular, no such person will take any action that may be required by any prospective Lender or Noteholder for the purposes of its compliance with any of the reporting or investor diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under the EU Securitization Regulation, and in the UK (the “UK Due Diligence Requirements”) under the UK Securitization Regulation and no such person assumes any liability whatsoever in connection with any Lender’s or Noteholder’s non-compliance with the EU Due Diligence Requirements or UK Due Diligence Requirements.

Consequently, the Series 2023-GTL1 Loan and the Series 2023-GTL1 Promissory Term Notes may not be suitable for any person that is now or may in the future be subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation.

Section 18.           Administrative Fee.

The Issuer shall pay the Administrative Agent a fee as set forth (the “Administrative Agent Fee”) in the Fee Letter. For avoidance of doubt, the Administrative Agent Fee is an Administrative Expense for purposes of Section 4.5 of the Base Indenture.

Section 19.           Return of Payments and Erroneous Payments.

(a)               Return of Payments. If the Administrative Agent is legally obligated at any time to return to the Issuer, the Paying Agent or to a trustee, receiver, liquidator, custodian or other similar official or other person, any portion of the payments made to the Administrative Agent in respect of any transaction contemplated herein, then each Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent the corresponding amount of any payments transferred to such Lender hereunder, but without interest on such payments unless the Administrative Agent has been required to pay interest on such amounts to the person recovering such payments and in such event such Lender shall pay the Administrative Agent interest on such payment at such rate required to be paid thereon by the Administrative Agent. The Lenders’ obligations under this Section 19 shall survive payment of all amounts due under the Indenture and the termination of this Indenture Supplement.

(b)               Erroneous Payments.

(i)              If the Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the overnight federal funds rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this Section 19(b)(i) shall be conclusive, absent manifest error. If a Payment Recipient receives any payment, prepayment or repayment of principal, interest, fees, distribution or otherwise and does not receive a corresponding payment notice or payment advice, such payment, prepayment or repayment shall be presumed to be in error absent written confirmation from the Administrative Agent to the contrary.

(ii)             Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under the Indenture, or otherwise payable or distributable by the Administrative Agent to such Lender from any source, against any amount due from such Lender to the Administrative Agent under the Indenture.

(iii)           For so long as an Erroneous Payment (or portion thereof) has not been returned by any Payment Recipient who received such Erroneous Payment (or portion thereof) (such unrecovered amount, an “Erroneous Payment Return Deficiency”) to the Administrative Agent after demand therefor in accordance with Section 19(b)(i), (i) the Administrative Agent may elect, in its sole discretion on written notice to such Lender, that all rights and claims of such Lender with respect to any payments owed to such Lender pursuant to the Indenture up to the amount of the corresponding Erroneous Payment Return Deficiency in respect of such Erroneous Payment shall immediately vest in the Administrative Agent upon such election; and (ii) each party hereto agrees that, except to the extent that the Administrative Agent has received notice of an assignment and transfer of such Lender’s interest pursuant to Section 7, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of such Lender with respect to the Erroneous Payment Return Deficiency.

(iv)            No Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(v)            Each party’s obligations, agreements and waivers under this Section 19(b) shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, each Lender, and/or the termination of this Indenture Supplement.

Section 20.          Resignation of Administrative Agent.

The Administrative Agent shall have the right to resign as the Administrative Agent (or delegate its responsibilities) under this Indenture Supplement upon fifteen (15) Business Days prior written notice to the Indenture Trustee (or as otherwise agreed upon by the Administrative Agent and the Indenture Trustee). No resignation (or delegation of responsibilities) of the Administrative Agent and no replacement of the Administrative Agent with a successor Administrative Agent shall be effective until the acceptance of the duties and responsibilities of the Administrative Agent by a successor.

Section 21.          Limited Liability and Indemnification.

(a)             The parties hereto agree that the Administrative Agent shall not be liable for any costs, expenses, damages, liabilities or claims, including reasonable attorneys’ fees (“Losses”) incurred by or asserted against any party hereto in connection with any action taken or omitted to be taken by Administrative Agent pursuant to this Indenture Supplement, except those Losses arising out of the gross negligence or willful misconduct of the Administrative Agent. In no event shall the Administrative Agent be liable for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Indenture Supplement.

(b)             PLS and the Issuer agree to indemnify and hold harmless the Administrative Agent and its affiliates and its and their respective officers, directors, employees, agents and controlling persons (each, an “Indemnified Person”) from and against any and all Losses to which any such Indemnified Person may become subject arising out of or in connection with any action taken or omitted to be taken by Administrative Agent pursuant to this Indenture Supplement, or any claim, litigation, investigation or proceedings relating to the foregoing regardless of whether any of such Indemnified Persons is a party thereto, and to reimburse such Indemnified Persons for any reasonable legal or other expenses as and when they are incurred in connection with investigating, responding to or defending any of the foregoing; provided, that, neither PLS nor the Issuer shall indemnify any Indemnified Person for those Losses arising out of the gross negligence or willful misconduct of any Indemnified Person. The provisions of this Section 21 shall survive the termination of this Indenture Supplement

(c)              Any indemnification paid by the Issuer under this Section 21 shall be considered an Administrative Expense (as defined in the Base Indenture).

[Signature Pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement to be duly executed by their respective signatories thereunto all as of the day and year first above written.

PNMAC GMSR ISSUER TRUST, as Issuer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mark H. Brzoska
	Name:	Mark H. Brzoska
	Title:	Vice President

[PNMAC Issuer Trust – Series 2023-GTL1 Indenture Supplement and Loan Agreement]

CITIBANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, and not in its individual capacity

By:	/s/ Valerie Delgado
	Name:	Valerie Delgado
	Title:	Senior Trust Officer

[PNMAC Issuer Trust – Series 2023-GTL1 Indenture Supplement and Loan Agreement]

PENNYMAC LOAN SERVICES, LLC, as Administrator and Servicer

By:	/s/ Pamela Marsh
	Name:	Pamela Marsh
	Title:	Senior Managing Director and Treasurer

[PNMAC Issuer Trust – Series 2023-GTL1 Indenture Supplement and Loan Agreement]

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC, as Administrative Agent

By:	/s/ Patrick Remmert Jr.
	Name:	Patrick Remmert Jr.
	Title:	Authorized Signatory

[PNMAC Issuer Trust – Series 2023-GTL1 Indenture Supplement and Loan Agreement]

TEXAS CAPITAL BANK,
as a Lender and a Noteholder

By:	/s/ Aric Crouch
	Name:	Aric Crouch
	Title:	Executive Director

[PNMAC Issuer Trust – Series 2023-GTL1 Indenture Supplement and Loan Agreement]

MERCHANTS BANK OF INDIANA,
as a Lender and a Noteholder

By:	/s/ Kelly Horvath
	Name:	Kelly Horvath
	Title:	SVP, Warehouse Lending

[PNMAC Issuer Trust – Series 2023-GTL1 Indenture Supplement and Loan Agreement]

FIRST FOUNDATION BANK,
as a Lender and a Noteholder

By:	/s/ Nicole Barber
	Name:	Nicole Barber
	Title:	VP, Corporate Banker

[PNMAC Issuer Trust – Series 2023-GTL1 Indenture Supplement and Loan Agreement]

WESTERN ALLIANCE BANK,
as a Lender and a Noteholder

By:	/s/ Joshua Ormiston
	Name:	Joshua Ormiston
	Title:	Vice President

[PNMAC Issuer Trust – Series 2023-GTL1 Indenture Supplement and Loan Agreement]

SCHEDULE I

CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF

THIS INDENTURE SUPPLEMENT

1.	The execution of this Indenture Supplement by all parties hereto;

2.	The execution of the Series 2023-GTL1 Promissory Term Notes;

3.	The execution of the Acknowledgment Agreement;

4.	The execution of the Fee Letter;

5.	The satisfaction of the conditions set forth in Sections 1.3, 5.2(b) and 6.10 of the Base Indenture; and

6.	The delivery of:

a.	certificates of PLS, the Guarantor, PFSI and the Issuer, to effect that (i) there has been no such Adverse Effect in the condition (financial or otherwise) of PLS, the Guarantor, PFSI or the Issuer from any information previously provided to the Lenders, except as described in such certificate or certificates, (ii) the representations and warranties in each Transaction Document to which it is a party and herein are true and correct in all material respects and are made with the same force and effect as though expressly made at and as of the Issuance Date and (iii) it has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Issuance Date in the Transaction Documents;

Schedule I

b.	certificates of PLS, the Guarantor, the Issuer, the Owner Trustee and the Indenture Trustee including (i) the certificate of incorporation or formation, as the case may be, and other organizational documents, including all amendments thereto, certified as of a recent date by the Secretary of State or other appropriate authority of the state of incorporation or organization, as the case may be, together with a copy of the by-laws or other equivalent document, if any, duly certified by its secretary or an assistant secretary; (ii) a copy of the resolutions of its board of directors or managers, as appropriate, certified by a Responsible Officer as of the Issuance Date, duly authorizing (A) in the case of the Issuer, the execution and delivery of this Indenture Supplement and the Series 2023-GTL1 Promissory Term Notes by the Issuer and (B) in the case of PLS, the Guarantor, the Issuer and the Owner Trustee, the execution, delivery and performance of each Transaction Document to which it is a party and any other documents executed in connection with the transactions contemplated thereby; and an incumbency certificate as to the person or persons executing or delivering each such document; and (iii) such other documents and evidence as the Lenders may reasonably request in order to establish the corporate existence and good standing of such party, the proper taking of all appropriate corporate proceedings in connection with the transactions contemplated hereby and the compliance with the conditions set forth herein;

c.	the Opinion of Counsel required pursuant to Section 11.1 of the Trust Agreement;

d.	that certain corporate, enforceability, Investment Company Act, UCC and tax opinion from Cadwalader, Wickersham & Taft LLP, PLS’s counsel;

e.	the bring-down of the bankruptcy and non-consolidation opinions from Cadwalader, Wickersham & Taft LLP, PLS’s counsel;

f.	the opinion of internal legal counsel of PLS;

g.	the opinion of Richards, Layton & Finger, P.A., the Indenture Trustee’s counsel; and

h.	the opinion of Nixon Peabody LLP, Delaware counsel to the Issuer.

Schedule I

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture identified below (as amended, restated, supplemented or otherwise modified in writing from time to time, the “Indenture”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Indenture, as of the Effective Date inserted by the Assignor as contemplated below, with respect to such Lender’s Pro Rata Share of the Series 2023-GTL1 Loan as set forth in item 7 below, (i) all of the Assignor’s rights and obligations in its capacity as a Noteholder under the Indenture and any other documents or instruments delivered pursuant thereto and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Noteholder) against any Person, whether known or unknown, arising under or in connection with the Indenture, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[for the Assignee, indicate Affiliate of Lender or Eligible Assignee

3.                  Administrator: PennyMac Loan Services, LLC

4.                  Administrative Agent: Credit Suisse First Boston Mortgage Capital LLC

Exhibit A - 1

5.                  Indenture: The Series 2023-GTL1 Indenture Supplement and Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture Supplement”), dated as of February 28, 2023, by and among PNMAC GMSR Issuer Trust, a statutory trust organized under the laws of the State of Delaware, as issuer (the “Issuer”), Citibank, N.A., a national banking association, as indenture trustee (in such capacity, the “Indenture Trustee”), as calculation agent (in such capacity, the “Calculation Agent”), as paying agent (in such capacity, the “Paying Agent”) and as securities intermediary (in such capacity, the “Securities Intermediary”), PennyMac Loan Services, LLC, a limited liability company organized under the laws of the State of Delaware (“PLS”), as administrator (in such capacity, the “Administrator”) and servicer (in such capacity, the “Servicer”), the Administrative Agent, and the Assignor, as noteholder, as supplemented by the Third Amended and Restated Base Indenture, dated as of April 1, 2020, including the schedules and exhibits thereto (as amended by Amendment No. 1, dated as of June 8, 2022, and Amendment No. 2, dated as of June 9, 2022, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture” and as so supplemented by the Indenture Supplement, collectively referred to as the “Indenture”), among the Issuer, the Administrator, the Servicer, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, Pentalpha Surveillance LLC, a Delaware limited liability company, as credit manager, the Administrative Agent, and the “Administrative Agents” from time to time parties thereto.

6.                Outstanding amount of the Series 2023-GTL1 Loan represented by the Series 2023-GTL1 Promissory Term Note: $________________________

7.                Pro Rata Share: ________________________%

8.                Outstanding amount of Series 2023-GTL1 Loan represented by the Pro Rata Share being assigned hereunder: $________________________

Effective Date: _____________________, 202_ [TO BE INSERTED BY ASSIGNOR AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER.]

This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[Remainder of Page Intentionally Blank]

Exhibit A - 2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and Accepted: [1]

[PENNYMAC LOAN SERVICES, LLC,]
as Administrator

[By:
Name:
Title:

1 To the extent such consent is required by the Indenture Supplement

Exhibit A - 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                Representations and Warranties.

1.1             Assignor. Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Indenture Supplement or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Transaction Documents or any collateral thereunder, (iii) the financial condition of the Issuer, any of its Affiliates or any other Person obligated in respect of any Transaction Document or (iv) the performance or observance by the Issuer, any of its Affiliates or any other Person of any of their respective obligations under any Transaction Document.

1.2             Assignee. Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Noteholder under the Indenture, (ii) it meets all the requirements to be an assignee under Section 7 of the Indenture Supplement (subject to such consents, if any, as may be required under Section 7 of the Indenture Supplement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Indenture as a Noteholder thereunder and shall have the obligations of such Noteholder thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Indenture, and has received or has been accorded the opportunity to receive copies of the such documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest and (vi) it has, independently and without reliance upon the Administrative Agent or Assignor and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest.

2.                Payments. From and after the Effective Date, all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) shall be made to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

Annex 1 - Exhibit A

EXHIBIT B

LIST OF LENDERS

Note Number	Lender	Wire Instructions	Note Balance	Pro Rata Share

Exhibit B